UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 15, 2018

NATIONAL HOLDINGS CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-12629	36-4128138
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

     200 Vesey Street, 25th Floor, New York, NY 10281

 (Address, including zip code, of principal executive offices)

(212) 417-8000

 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.☐

Item 1.01.     Entry into a Material Definitive Agreement

On March 15, 2018, National Holdings Corporation, a Delaware corporation (the “Company”), Computershare Inc., a Delaware corporation (“Computershare”), and its wholly-owned subsidiary, Computershare Trust Company, N.A., a federally chartered trust company (and together with Computershare, the “Warrant Agent”) agreed to amend and restate the terms of the form of warrant agreement dated December 13, 2016 (the “Original Agreement”).

The Amended and Restated Warrant Agreement (the “Amended Agreement”) explicitly provides that the Company shall not be required to pay cash if it cannot issue registered shares of Common Stock upon exercise of a Warrant. Prior to the Amended Agreement, while possibly implied by the Original Agreement that the Company was not required to pay cash upon such exercise, an accounting presumption resulted in a large and unfavorable charge to the Company’s financials. As such, the Company and the Warrant Agent amended and restated the Original Agreement to make that clarifying modification, amongst other immaterial modifications, deemed to be necessary, desirable, and in the best interest of the parties.

The above description of the Amended Agreement is qualified in its entirety by reference to the full and complete terms of the Amended Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01.     Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

10.1	Amended and Restated Warrant Agreement by and among National Holdings Corporation, Computershare Inc. and Computershare Trust Company, N.A., dated December 13, 2016, and amended as of March 15, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONAL HOLDINGS CORPORATION
(Registrant)

Date: March 16, 2018	By:	/s/ Michael Mullen
	Name:	Michael Mullen
	Title:	Chief Executive Officer